CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM


November 13, 2020


Board of Managers
VV MARKETS, LLC



We hereby consent to the inclusion in the Offering Circular filed under Regulation A tier 2 on Form 1-A of our report dated
November 4, 2020, with respect to the balance sheet of VV MARKETS, LLC as of October 7,
2020 and the related statements of
operations, members equity/deficit and cash flows for the inception period of June 16, 2020 through October 7, 2020 and the related notes to the financial statements.

 /s/ IndigoSpire CPA Group
IndigoSpire CPA Group, LLC
Aurora, Colorado

November 13, 2020